Exhibit 99.1

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045-2272 Telephone 410-730-9092 Facsimile 410-740-1174 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President - Finance & Investor Relations
410-992-7324
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST REPORTS

STRONG FIRST QUARTER 2006 RESULTS

COLUMBIA, MD May 1, 2006 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended March 31, 2006.

Highlights

•      Earnings per diluted share (“EPS”) of $.15 for the first quarter 2006 compared to $.14 per diluted share for the first quarter 2005.

•      8.9% increase in FFO per diluted share to $.49 or $24.4 million for first quarter 2006 from $.45 or $21.1 million for first quarter 2005.

•      $12.9 million in acquisitions for 60,000 square foot redevelopment property and 57 acres of land acquired year to date.

•      $29.2 million in dispositions for 199,000 square feet and 2 acres of land sold year to date.

•      1.1 million square feet under construction, 780,000 square feet under development and 727,000 square feet under redevelopment.

•      93.3% occupied and 94.4% leased for our wholly-owned portfolio as of March 31, 2006.

•      5.5% increase in same property cash NOI for the quarter.

•      64.9% of leases expiring during the quarter were renewed, with a 14.11% increase in total straight line rent for renewed and retenanted space.

“The Company experienced improvement in our core markets as demonstrated by increases in rental rates on renewed and retenanted space, lower capital expenditures on renewals and positive same property NOI growth,” stated Randall M. Griffin, President and Chief Executive Officer.

Financial Results

EPS for the quarter ended March 31, 2006 totaled $.15 per diluted share, or $6.3 million of net income available to common shareholders, as compared to $.14 per diluted share, or $5.4 million for the quarter ended March 31, 2005. Revenues from real estate operations for the quarter ended March 31, 2006 were $71.7 million, as compared to revenue for the quarter ended March 31, 2005 of $58.9 million.

Diluted FFO for the quarter ended March 31, 2006 totaled $24.4 million, or $.49 per diluted share, as compared to $21.1 million, or $.45 per diluted share, for the quarter ended March 31, 2005, representing an 8.9% increase on a per share basis. FFO Payout ratio was 56.0% for first quarter 2006 compared to 54.5% for the comparable 2005 period.

Adjusted funds from operations (“AFFO”) diluted increased 27.8% to $18.9 million for first quarter 2006 as compared to $14.8 million for first quarter 2005. The Company’s AFFO payout ratio was 72.3% for first quarter 2006 compared to 78.1% for first quarter 2005.

As of March 31, 2006, the Company had a total market capitalization of $3.8 billion, with $1.4 billion in debt outstanding, equating to a 36.1% debt-to-total market capitalization ratio. Debt to undepreciated book value of real estate assets was 62.7% at quarter end. The Company’s total quarterly weighted average interest rate was 6.1% and 71% of total debt is subject to fixed interest rates. For the first quarter 2006, EBITDA interest coverage ratio was 2.78x and EBITDA fixed charge coverage was 2.29x.

Operating Results

At March 31, 2006, the Company’s wholly-owned portfolio of 163 office properties totaling 13.7 million square feet was 93.3% occupied and 94.4% leased.

The weighted average remaining lease term for the portfolio was 5.0 years and the average rental rate (including tenant reimbursements) was $20.72 per square foot.

During the quarter, 421,000 square feet renewed equating to a 64.9% renewal rate, at an average capital cost of $2.80 per square foot. The Company achieved a 14.1% increase in total straight line rent and a 4.8% increase in total cash rent for 492,000 square feet of renewed and retenanted space. The average capital cost for renewed and retenanted space was $4.11 per square foot.

Same property cash NOI increased by 5.5% for the quarter compared to the quarter ended March 31, 2005. The primary driver of the increase in cash NOI for the same property portfolio was higher rental rates and improved occupancy in our Baltimore/Washington Corridor portfolio. The Company’s same property portfolio consists of 120 buildings and represents 78.7% of the total square feet owned as of March 31, 2006.

Significant leases signed during the quarter include 32,000 square feet with a defense contractor at 302 Sentinel Drive (known as 302 NBP). This building is under construction with an anticipated occupancy in the second quarter of 2008. Within the Northern Virginia portfolio, the Company signed a long-term lease for 78,000 square feet with CH2M HILL at Washington Technology Park II in the Westfields Corporate Center in Chantilly, Virginia.

Development Activity

At quarter end March 31, the Company’s development pipeline consisted of:

•      Nine buildings under construction totaling 1.1 million square feet for a total cost of $199.2 million, that are 41% leased.

•      Seven buildings under development totaling 780,000 square feet at a total projected cost of $155.3 million. Included in this total is a 23,500 square foot building to be built at The UMBC Research Park under a long-term ground sublease agreement.

•      Four projects under redevelopment totaling 727,000 square feet, two of which are owned in joint ventures with a total projected cost of $74.4 million, and the other two which are wholly-owned buildings, Airport Square VII and 9965 Federal Drive, totaling 115,000 square feet at a cost of $10.2 million.

The Company’s land inventory (wholly-owned and joint venture) at quarter end totaled 576 acres that can support 8.1 million square feet of development.

During the quarter the Company placed one building, 304 Sentinel Drive (known as 304 NBP) with 162,500 square feet into service. This building is 100% leased.

Acquisition Activity

During the quarter, the Company acquired the following:

•      A 60,000 square foot building on an 11 acre parcel of land in Colorado Springs, Colorado for a total cost of $2.6 million. The land parcel can support up to 30,000 square feet of future office development.

•      A 31 acre parcel of land in San Antonio, Texas for $7.2 million that can support approximately 375,000 developable square feet. This parcel of land is contiguous to the 27 acre parcel of land and the 470,000 square foot building the Company acquired during 2005.

•      A 50% interest in a joint venture for $1.8 million, which has under construction a 44,000 square foot office building located on a 3 acre parcel of land in Hanover, Maryland.

•      A 6 acre parcel of land for $2.1 million located in Hanover, Maryland that can support up to 60,000 square feet of office development.

Disposition Activity

During the quarter, the Company disposed of the following assets:

•      Two office properties containing 142,000 rentable square feet for $17.0 million in Laurel, Maryland.

•      A 57,000 rentable square foot building in Northern/Central New Jersey for $9.7 million.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

•      An interest rate hedge for a notional amount of $50.0 million to swap floating rate debt to a fixed rate of 5.04%, for a three year term which commenced on March 28, 2006 and expires on March 30, 2009.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•      Entered into a long-term ground sublease agreement with The UMBC Research Park Corporation on a 6 acre parcel of land located at the UMBC Research Park, on which the Company will build a 110,000 square foot office building.

•      Issued 2.0 million common shares, generating proceeds of $82.6 million before offering expenses. The Company used the net proceeds of the sale to repay borrowings under its unsecured revolving credit facility, and will subsequently fund the planned redemption of all of its outstanding 10.25% Series E Cumulative Redeemable Preferred Shares, as well as its outstanding 9.875% Series F Cumulative Redeemable Preferred Shares.

•      Acquired a 20 acre land parcel with approximately 300,000 developable square feet in Colorado Springs, Colorado for $1.1 million. The parcel is adjacent to our 64 acre Patriot Park Business Park acquired in 2005.

•      The Company executed two interest rate hedges, each in a notional amount of $25.0 million, to convert a total of $50.0 million of floating rate debt to a fixed rate of 5.23%, commencing on May 1, 2006 and expiring May 1, 2009.

Earnings Guidance

The Company’s 2006 EPS guidance is $.50 – $.57 per diluted share. The 2006 FFO guidance of $1.98 – $2.05 per diluted share remains unchanged. Both FFO and EPS guidance exclude the impact of preferred share redemptions.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Tuesday, May 2, 2006

Time:  4:00 p.m. EDT

Dial In Number: 800-289-0730

Confirmation Code for the call:  3409103

A replay of this call will be available beginning Tuesday, May 2, 2006 at 7:30 p.m. EDT through Tuesday, May 16, 2006 at midnight EDT. To access the replay, please call 888-203-1112 and use confirmation code 3409103.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region. As of March 31, 2006, the Company’s wholly owned portfolio totaled 163 office properties totaling 13.7 million rentable square feet. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients. The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients. The Company’s shares are traded on the New York Stock Exchange under the symbol OFC. More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      the Company’s ability to borrow on favorable terms;

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•      governmental actions and initiatives; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenues
Real estate revenues	$71,700	$58,928
Service operations revenues	16,309	17,097
Total revenues	88,009	76,025
Expenses
Property operating expenses	21,885	18,169
Depreciation and other amortization associated with real estate operations	19,313	14,169
Service operations expenses	15,704	16,188
General and administrative expenses	3,963	3,276
Total operating expenses	60,865	51,802
Operating income	27,144	24,223
Interest expense	(17,584)	(12,962)
Amortization of deferred financing costs	(559)	(396)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	9,001	10,865
Equity in loss of unconsolidated entities	(23)	—
Income tax expense	(215)	(457)
Income from continuing operations before minority interests	8,763	10,408
Minority interests in income from continuing operations	(1,041)	(1,433)
Income from continuing operations	7,722	8,975
Income from discontinued operations, net of minority interests	2,105	46
Income before gain on sales of real estate	9,827	9,021
Gain on sales of real estate, net	110	19
Net income	9,937	9,040
Preferred share dividends	(3,654)	(3,654)
Net income available to common shareholders	$6,283	$5,386

Earnings per share “EPS” computation
Numerator:	$6,283	$5,386

Denominator:
Weighted average common shares - basic	39,668	36,555
Assumed conversion of dilutive options	1,658	1,537
Dilutive restricted shares	184	—
Weighted average common shares - diluted	41,510	38,092

EPS
Basic	$0.16	$0.15
Diluted	$0.15	$0.14

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2006		2005

Net income	$9,937		$9,040
Add: Real estate-related depreciation and amortization	19,068		14,505
Add: Depreciation and amortization on unconsolidated real estate entities	85		—
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(33)		(32)
Less: Gain on sales of real estate, excluding development portion	(2,459)		(24)
Funds from operations (“FFO”)	26,598		23,489
Add: Minority interests-common units in the Operating Partnership	1,406		1,308
Less: Preferred share dividends	(3,654)		(3,654)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	24,350		21,143
Less: Straight-line rent adjustments	(2,122)		(1,583)
Less: Recurring capital expenditures	(2,808)		(4,734)
Less: Amortization of deferred market rental revenue	(555)		(70)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$18,865		$14,756

Weighted average shares
Weighted average common shares	39,668		36,555
Conversion of weighted average common units	8,520		8,544
Weighted average common shares/units - basic FFO per share	48,188		45,099
Assumed conversion of share options	1,658		1,537
Dilutive restricted shares	184		—
Weighted average common shares/units - diluted FFO per share	50,030		46,636

Diluted FFO per common share	$0.49		$0.45
Dividends/distributions per common share/unit	$0.28		$0.255
Earnings payout ratio	179.2%		173.4%
Diluted FFO payout ratio	56.0%		54.5%
Diluted AFFO payout ratio	72.3%		78.1%
EBITDA interest coverage ratio	2.78	x	2.95	x
EBITDA fixed charge coverage ratio	2.29	x	2.29	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	41,510		38,092
Weighted average common units	8,520		8,544
Denominator for diluted FFO per share	50,030		46,636

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2006	2005
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,900,840	$1,888,106
Total assets	2,142,875	2,129,759
Mortgage and other loans payable	1,360,638	1,348,351
Total liabilities	1,457,197	1,442,036
Minority interests	102,893	105,210
Beneficiaries’ equity	582,785	582,513

Debt to Total Assets	63.5%	63.3%
Debt to Undepreciated Book Value of Real Estate Assets	62.7%	62.6%
Debt to Total Market Capitalization	36.1%	41.5%

Property Data (wholly owned properties) (as of period ended):
Number of operating properties owned	163	165
Total net rentable square feet owned (in thousands)	13,671	13,708
Occupancy	93.3%	94.0%

	Three Months Ended
	March 31,
	2006	2005
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$2,873	$13,163
Total capital improvements on operating properties	3,123	2,105
Total leasing costs on operating properties	946	668
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,281)	(9,551)
Less: Nonrecurring capital improvements on operating properties	(2,519)	(1,630)
Less: Nonrecurring leasing costs incurred on operating properties	(358)	(21)
Add: Recurring improvements on operating properties held through joint ventures	24	—
Recurring capital expenditures	$2,808	$4,734

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$11,257	$9,339
Common unit distributions	2,374	2,179
Dividends and distributions for FFO & AFFO payout ratio	$13,631	$11,518

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,937	$9,040
Interest expense on continuing operations	17,584	12,962
Interest expense on discontinued operations	131	396
Income tax expense	215	457
Real estate-related depreciation and amortization	19,068	14,505
Amortization of deferred financing costs	559	396
Other depreciation and amortization	270	161
Minority interests	1,538	1,449
EBITDA	$49,302	$39,366

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$17,584	$12,962
Interest expense from discontinued operations	131	396
Denominator for interest coverage-EBITDA	17,715	13,358
Preferred share dividends	3,654	3,654
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$21,534	$17,177

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$40,053	$38,535
Less: Straight-line rent adjustments	(976)	(1,556)
Less: Amortization of deferred market rental revenue	(116)	(44)
Same property cash net operating income	$38,961	$36,935

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2006	2005
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,142,875	$2,129,759
Assets other than assets included in investment in real estate	(242,035)	(241,653)
Accumulated depreciation on real estate assets	183,920	174,935
Intangible assets on real estate acquisitions, net	85,699	90,984
Denominator for debt to undepreciated book value of real estate assets	$2,170,459	$2,154,025

	Year Ending
	December 31, 2006
	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$21,450	$24,450
Gain on sales of real estate, excluding development portion	(2,484)	(2,484)
Real estate-related depreciation and amortization	78,539	78,539
Minority interests-common units	4,610	5,255
Numerator for projected diluted FFO per share	$102,115	$105,760

Reconciliation of denominators
Denominator for projected EPS-diluted	43,194	43,194
Weighted average common units	8,490	8,490
Denominator for projected diluted FFO per share	51,684	51,684

EPS - diluted	$0.50	$0.57
FFO per share - diluted	$1.98	$2.05

This projection excludes any impact on earnings per share - diluted and funds from operations - diluted from the write-off of issuance costs associated with the potential redemptions of our Series E & F Preferred Shares.

Top Twenty Office Tenants of Wholly Owned Properties as of March 31, 2006

(Dollars and square feet in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (1) (6)	Revenue	Lease Term (2)

United States of America	(3)	43	2,037,616	16.0%	$39,964	15.1%	6.1
Booz Allen Hamilton, Inc.		11	680,815	5.3%	17,247	6.5%	7.6
Northrop Grumman Corporation		14	536,167	4.2%	11,994	4.5%	3.0
Computer Sciences Corporation	(4)	4	454,645	3.6%	10,981	4.2%	5.2
L-3 Communications Holdings, Inc.	(4)	5	239,153	1.9%	8,906	3.4%	7.4
Unisys	(5)	3	741,284	5.8%	8,060	3.0%	3.3
General Dynamics Corporation		9	278,239	2.2%	7,003	2.6%	3.7
The Aerospace Corporation		2	221,785	1.7%	6,139	2.3%	8.7
Wachovia Bank		4	183,641	1.4%	5,697	2.2%	12.4
AT&T Corporation	(4)	6	243,335	1.9%	5,331	2.0%	2.2
The Boeing Company	(4)	5	162,279	1.3%	4,340	1.6%	3.0
Ciena Corporation		3	221,609	1.7%	3,541	1.3%	4.5
VeriSign, Inc.		1	99,121	0.8%	3,064	1.2%	8.3
Magellan Health Services, Inc.		2	142,199	1.1%	2,867	1.1%	5.3
Lockheed Martin Corporation		6	159,677	1.3%	2,777	1.1%	3.2
Johns Hopkins University	(4)	7	106,473	0.8%	2,565	1.0%	1.5
Merck & Co., Inc. (Unisys)	(5)	1	219,065	1.7%	2,419	0.9%	3.3
Wyle Laboratories, Inc.		4	174,792	1.4%	2,398	0.9%	6.3
BAE Systems PLC	(4)	7	199,212	1.6%	2,340	0.9%	0.9
Comcast Corporation		3	107,437	0.8%	2,236	0.8%	3.5

Subtotal Top 20 Office Tenants		140	7,208,544	56.5%	149,866	56.7%	5.6
All remaining tenants		478	5,547,792	43.5%	114,437	43.3%	4.3
Total/Weighted Average		618	12,756,336	100.0%	$264,302	100.0%	5.0

(1)	Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2006 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.
(2)	The weighting of the lease term was computed using Total Rental Revenue.
(3)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)	Includes affiliated organizations or agencies.
(5)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.
(6)	Order of tenants is based on Annualized Rent.